Morgan Stanley Institutional Fund Trust Investment Grade Fixed Income Portfolio
                          Item 77(O) 10F-3 Transactions
                        October 1, 2004 - March 31, 2005



Securi  Purch   Size   Offeri  Total   Amount    % of    % of
  ty     ase/    of      ng    Amount    of     Offeri  Funds   Broker  Purcha
Purcha  Trade  Offeri  Price     of    Shares     ng    Total     s       sed
  sed    Date    ng      of   Offerin  Purcha   Purcha  Assets           From
                       Shares    g       sed      sed
                                         By       By
                                        Fund     Fund


                                                                Citigr
                                                                 oup,
Wiscon  11/17    -     $99.98 $250,00  210,00    0.08%  0.04%   Morgan  Citigr
  sin    /04                   0,000      0                     Stanle    oup
Electr                                                            y,
  ic                                                            Wachov
 Power                                                            ia
                                                                Securi
                                                                 ties

                                                                Citigr
                                                                 oup,
                                                                Goldma
Clorox  11/30    -     $100.0 $500,00  515,00    0.10%  0.10%     n,    Goldma
Compan   /04             0     0,000      0                     Sachs      n
   y                                                            & Co.,   Sachs
                                                                JPMorg
                                                                 an,
                                                                 Banc
                                                                  of
                                                                Americ
                                                                  a
                                                                Securi
                                                                 ties
                                                                 LLC,
                                                                Wachov
                                                                  ia
                                                                Securi
                                                                ties,
                                                                 BNP
                                                                PARIBA
                                                                S, ING
                                                                Financ
                                                                 ial
                                                                Market
                                                                  s,
                                                                Mitsub
                                                                 ishi
                                                                Securi
                                                                ties,
                                                                Calyon
                                                                Securi
                                                                 ties
                                                                (USA),
                                                                Morgan
                                                                Stanle
                                                                  y